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                                                                    EXHIBIT 3.3

                                  GO2NET, INC.

                       Incorporated Under the Laws of the
                                State of Delaware

                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------

                                   ARTICLE I.

                                     OFFICES

     The principal office of GO2NET, INC. (the "Corporation") shall be located in the City of Seattle, State of Washington or such other place as the Board of Directors shall from time to time designate. The Corporation may also have such other offices at such other places, either within or without the State of Washington or Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II.

                                  SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of shareholders for the election of Directors and the transaction of any other business shall be held on the first day of May of each year, or as soon after such date as may be practicable, in such City and State and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special

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meetings shall be held at such place or places within or without the State of
Washington or Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 3. NOTICE OF MEETINGS. Written notice of the time and place of any shareholder's meeting, whether annual or special, shall be given to each shareholder entitled to vote thereat, by mailing the same to him at this address as the same appears upon the records of the Corporation at least ten days nor more than fifty days before the day of the meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

     Section 4. WAIVER OF NOTICE. Notice of Meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting before the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     Section 5. QUORUM. Any number of shareholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business.

     Section 6. ADJOURNMENT OF MEETINGS. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the shareholders present or represented by proxy and entitled to vote, without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the shareholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum

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shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

     Section 7. VOTING LIST. The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the shareholders entitled to vote, arranged in alphabetical order. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any shareholder, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

     Section 8. VOTING. Each shareholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after eleven months from its date, unless said proxy provides for a longer period. Each shareholder entitled to vote shall at every meeting of the shareholders be entitled to one vote (except as otherwise provided for in the Corporation's Certificate of Incorporation, as the same may be amended from time to time) for each share of stock registered in his name on the books of the Corporation, provided, however, that, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors. At all meetings of shareholders all matters, except as otherwise provided by the Corporation's Certificate of Incorporation (as the same may be amended from time to time) or statute, shall be determined by a majority vote of the shareholders present or represented by proxy and entitled to vote.

     Section 9. RECORD DATE OF SHAREHOLDERS. The Board of Directors is authorized to fix in advance a date not exceeding fifty days nor less than ten days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purposes as a record date for the determination of the shareholders entitled to notice of, and to

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vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such shareholders and only such shareholders as shall be shareholders of records on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

     Section 10. CONDUCT OF MEETINGS. The Chairman of the Board of Directors or, in his absence the President or any Vice President designated by the Chairman of the Board, shall preside at all regular or special meetings of shareholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to shareholders to speak, governing all aspects of the conduct of such meetings.


                                  ARTICLE III

                                   DIRECTORS

     Section 1. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of no less than one director, and may consist of such greater number as may be fixed from time to time by resolution of the Board. The Directors need not be residents of the State of Washington or Delaware, or shareholders of the Corporation.

     Section 2. ELECTION OF DIRECTORS. The Directors shall be elected by the shareholders at the annual meeting of shareholders.

     Section 3. DUTIES OF DIRECTORS. In performing the duties of a Director, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

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          (a) One or more officers or employees of the Corporation whom the
Director believes to be reliable and competent in the matter presented;

          (b) Counsel, public accountants or other persons as to matter which the Director believes to be within such person's professional or expert competence; or

          (c) A committee of the Board of Directors upon which the Director does not serve, duly designated in accordance with a provision in the Corporation's Certificate of Incorporation (as the same may be amended from time to time) or these By-Laws, as to matters within its designated authority, which committee the Director believes to merit confidence; so long as, in any such case, the Director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

     Section 4. DURATION OF OFFICE. The Directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until the election and qualification of their successors.

     Section 5. REMOVAL AND RESIGNATION OF DIRECTORS. Any Director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, at any special meeting of the shareholders called for that purpose, and the office of such Director shall forthwith become vacant. Any Director may be removed from the Board of Directors, with cause, by a majority of the Board of Directors at any special meeting of the Board of Directors called for that purpose.

     Any Director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

     Section 6. FILLING OF VACANCIES. Any vacancy among the Directors, occurring from any cause whatsoever, may be filled

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by a majority of the remaining Directors, though less than a quorum, provided, however, that the shareholders removing any Director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the Directors fail to fill any such vacancy, the shareholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of Directors, the additional Directors may be elected by the Directors in office prior to such increase.

     Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his successor.

     Section 7. REGULAR MEETINGS. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the shareholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

     Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President.

     Section 9. NOTICE AND PLACE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice at the principal office of the Corporation, or at such place as shall be designated by the Board of Directors. Notice shall be required for any special meeting, and, except as the Board of Directors may otherwise determine by resolution, shall be mailed to each Director addressed to him at his residence or usual place of business at least five days before the day on which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the shareholders and if a quorum is present.

     Notice of a meeting need not be given to any Director who submits a signed waiver before or after the meeting, nor to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice.

     Section 10. BUSINESS TRANSACTED AT MEETINGS. Any

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business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

     Section 11. QUORUM. A majority of the Board of Directors at any time in office, shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws. If a quorum is not present at the meeting of the Board of Directors, a majority of the Directors may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any one or more Directors.

     Section 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

     Section 13. PARTICIPATION BY TELEPHONE OR BY OTHER ELECTRONIC MEDIA. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 14. COMPENSATION. The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the Corporation as Directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein

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contained shall preclude any Director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.


                                   ARTICLE IV

                                   COMMITTEES

     Section 1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office during the pleasure of the Board of Directors, which Executive Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the General Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

     Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

     Any person ceasing to be a Director shall IPSO FACTO cease to be a member of the Executive Committee.

     Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the Directors by a resolution of a majority of the whole Board of Directors.

     Section 2. OTHER COMMITTEES. Other committees, whose members need not be Directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them.

     Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the

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committee appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.

     Section 3. RESIGNATION. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     Section 4. QUORUM. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

     Section 5. RECORD OF PROCEEDINGS. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

     Section 6. ORGANIZATION, MEETINGS, NOTICES. A committee may hold its meetings at the principal office of the Corporation, or at any other place which majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Executive Committee may be given by the Secretary or by the chairman of the Executive Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or facsimile transmission, or delivered personally or by telephone no later than 24 hours before the time at which the meeting is to be held.

     Section 7. COMPENSATION. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

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                                    ARTICLE V

                                    OFFICERS

     Section 1. NUMBER. The officers of the Corporation shall be a President, a Chief Financial Officer, a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

     Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. Any two or more offices may be held by the same person except the offices of the President and Secretary.

     Section 3. OTHER OFFICERS. Other officers, including one or more vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

     Section 4. REMOVAL OF OFFICERS. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

     Section 5. RESIGNATION. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

     Section 6. FILLING OF VACANCIES. A vacancy in any office shall be filled by the Board of Directors.

     Section 7. COMPENSATION. The compensation of the

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officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

     Section 8. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if any, shall be a Director and shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. He shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

     Section 9. PRESIDENT. The President shall have the general direction of the business affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President. He shall have responsibility for the day-to-day affairs of the Corporation subject to the control of the Board of Directors. He shall perform such duties as may be assigned to him from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board of Directors, if any, perform and carry out the functions of the Chairman of the Board of Directors.

     Section 10. VICE PRESIDENTS. The Vice Presidents, if any, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

     Section 11. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors.

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     Section 12. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.


                                   ARTICLE VI

                                  CAPITAL STOCK

     Section 1. ISSUE OF CERTIFICATE OF STOCK. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, shall set forth thereon such statements, if any, prescribed by the General Corporation Law and by any other applicable provision of law and shall be signed by the President or any Vice President, and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon.

     In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such officer or officers of the Corporation.

     Section 2. REGISTRATION AND TRANSFER OF SHARES. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the


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certificates covering such shares and the dates of issue of such certificates.
The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

     The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.

     Section 3. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion and as a precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.


                                   ARTICLE VII

                              DIVIDENDS AND SURPLUS

     Section 1. GENERAL DISCRETION OF DIRECTORS. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether, if any, part of the surplus or net profits

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of the Corporation shall be declared in dividends and paid to the shareholders and to fix the date or dates for the payment of dividends.


                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an "Indemnitee"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     Section 2. DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

     Section 3. EXPENSES. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

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     Section 4. Authorization and Request for Indemnification.

          (a) Any indemnification requested by the Indemnitee under Section 1 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) Any indemnification requested by the Indemnitee under Section 2 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of the Indemnitee's duty to the Corporation unless and only to the extent that any court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

     Section 5. ADVANCE PAYMENT OF EXPENSES. Subject to Section 4 above, the Corporation shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Corporation. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation. The advances to be made hereunder shall be paid by the Corporation to or on behalf of the Indemnitee within 30 days following delivery of a written request therfor by the Indemnitee

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to the Corporation.

     Section 6. NON-EXCLUSIVENESS. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

     Section 8. CONSTITUENT CORPORATIONS. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with the Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 9. ADDITIONAL INDEMNIFICATION. In addition to the foregoing provisions of this Article VIII, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 1. FISCAL YEAR. The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December or such dates as the Board of Directors may determine by resolution.

     Section 2. CORPORATE SEAL. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 3. NOTICES. Except as otherwise expressly provided any notice required by these By-Laws to be given shall be sufficient if given by depositing the same in a post office letter box in a sealed post-paid wrapper addressed to the person entitled thereto at his address, as the same appear upon the books of the Corporation, or by telegraphing or faxing the same to such person at such addresses, and such notice shall be deemed to be given at the time it is mailed, telegraphed or faxed.

     Section 4. WAIVER OF NOTICE. Any shareholder or Director may at any time, by writing or by telegraph or by facsimile transmission, waive any notice required to be given under these By-Laws, and if any shareholder or Director shall be present at any meeting his presence shall constitute a waiver of such notice.

     Section 5. CONTRACTS, CHECKS, DRAFTS. The Board of Directors, except as may otherwise be required by law, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

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
     Section 6. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directs may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

     Section 7. VOTING STOCK OF OTHER CORPORATIONS. Except as otherwise ordered by the Board of Directors, the Chairman of the Board, if any, or the Executive Committee, if any, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation of which the Corporation is a shareholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.


                                    ARTICLE X

                                   AMENDMENTS

     The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the shareholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

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